Exhibit 99.1

News Release
NEW GLOBAL ENTERPRISE CUSTOMER GROWTH DRIVES RECORD REVENUE
AND CASH FOR COMPELLENT IN THE SECOND QUARTER 2009
15th Consecutive Quarterly Revenue Increase Highlights Continued End-User Focus on Data
Storage Efficiency
EDEN PRAIRIE, Minn., July 29, 2009 — Compellent Technologies, Inc. (NYSE: CML) today announced it set several financial records in the second quarter, as demand for its cost-effective, innovative storage solutions remains strong worldwide. Highlights of the second quarter ended June 30, 2009 include:
•	Revenue grew 37 percent from the second quarter of 2008 and 2 percent from the first quarter of 2009 to $28.7 million. This represented the company’s 15th consecutive quarterly increase.

•	End-user customers increased by 115 from 1,376 at March 31, 2009 to 1,491 at June 30, 2009.

•	GAAP net income totaled $247,000, or $0.01 per share. Non-GAAP net income was $1.5 million, or $0.05 per share, adjusting for non-cash stock compensation expense.

•	Cash and investments were $104.6 million compared with $103.4 million at March 31, 2009.

•	International revenue grew 79 percent from the second quarter of 2008 and 29 percent from the first quarter of 2009 to $5.7 million.
“The record quarter is validation of our efficient product and business model, which delivered new customer orders and strong revenue growth as we continued to expand our business globally even in this challenging economy,” said Phil Soran, president and CEO of Compellent. “Early signs of market stabilization favor Compellent as midsize enterprises continue to deploy our more efficient modular, scalable virtualized storage solution as opposed to bolt-on or brick-based products, which are costly and cumbersome to manage over time.”
“Other accomplishments in the quarter that demonstrate the strength of our business include launching our solid-state drive solution, expanding in key markets throughout Europe, and receiving multiple industry awards for our innovative approach to channel sales. Our business momentum demonstrates the benefits of our value proposition over the industry status quo, which makes us optimistic about the prospects for Compellent,” concluded Mr. Soran.
Additional Q2 financial highlights include:

•	Gross margin of 53.7 percent compared with 52.8 percent in the first quarter of 2009, primarily due to strong margins on support and services.

•	Operating expenses increased 23 percent from a year ago, reflecting continued investments in development, sales and support.

•	Operating profit was break-even compared with an operating loss of $1.2 million in the second quarter of 2008.

•	Product revenue from new end users, measured on a year-to-date basis, was 51 percent compared to 49 percent from current end users.
Conference Call
The company has scheduled a conference call to discuss its second quarter results and current business developments today, July 29, at 4:30 pm ET. To access the call, dial 877-941-1465 domestically or 480-629-9644 internationally. The call will also be webcast live at http://www.compellent.com/investors. An audio replay will be available for seven days following the call at 800-406-7325 for U.S. callers or 303-590-3030 for those calling outside the U.S. The password required to access the replay is 4110370#. An archived webcast will also be available at http://www.compellent.com/investors until the company’s conference call to discuss its third quarter 2009 financial results.
Non-GAAP Measure
To supplement the company’s Statements of Operations presented in accordance with GAAP, the company uses a non-GAAP measure of net income (loss). In order for investors to be better able to compare the company’s current results with those of previous periods, the company has shown a reconciliation of the GAAP to non-GAAP financial measure. This reconciliation adjusts the related GAAP financial measure to exclude stock-based compensation expense. The company believes the presentation of this non-GAAP financial measure enhances the user’s overall understanding of the company’s historical financial performance. The presentation of non-GAAP net income (loss) is not meant to be considered in isolation or as a substitute for the company’s financial results prepared in accordance with GAAP, and the company’s non-GAAP financial measure may be different from non-GAAP financial measures used by other companies.
About Compellent
Compellent is a leading provider of enterprise-class network storage solutions that are highly scalable, feature-rich and designed to be easy to use and cost effective. Compellent Technologies’ principal offices are located in Eden Prairie, MN. For more information, please visit: http://www.compellent.com.
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Specifically, statements concerning the anticipated demand for the company’s storage solution, the growing base of end users, the company’s ability to lower storage costs for end users, the company’s momentum and growth, the company’s marketing positioning, and the advantages of the company’s business model are forward-looking statements within the meaning of the safe harbor. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, time frames or achievements to be materially different from those expressed or implied by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties, including unfavorable economic and market conditions, lessening demand in the information technology market, slower than expected growth of the small-to-medium sized enterprise storage market or adoption of the company’s storage solution; the impact of technological developments and competition; the company’s reliance on third-parties to sell their storage solution; pricing and availability of suppliers’ products; general industry trends; the company’s capital and operating requirements to grow its business and changes in industry standards and interfaces, which may cause actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect Compellent’s business and its financial results are detailed in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2008 and Form 10-Q for the quarter ended March 31, 2009. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made, and, except as required by law. Compellent disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.
Contact Information:
Investor Contacts:
Jack Judd
Compellent Technologies
952-294-3316
jjudd@compellent.com
Doug Sherk/Jenifer Kirtland
EVC Group
415-896-6820
jkirtland@evcgroup.com
Media Contact:
Liem Nguyen
Compellent Technologies
952-294-2851
lnguyen@compellent.com

COMPELLENT TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2009	2008	2009	2008
	(unaudited)
Revenues
Product	$20,288	$17,039	$41,577	$31,915
Support and services	8,428	3,973	15,212	7,410

Total revenues	28,716	21,012	56,789	39,325

Cost of revenues
Cost of product	10,306	8,031	21,132	15,378
Cost of support and services	2,983	1,606	5,407	3,014

Total cost of revenues	13,289	9,637	26,539	18,392

Gross profit	15,427	11,375	30,250	20,933

Operating expenses
Sales and marketing	10,846	8,829	20,666	16,782
Research and development	3,074	2,311	5,884	4,659
General and administrative	1,550	1,459	2,950	3,204

Total operating expenses	15,470	12,599	29,500	24,645

Income (loss) from operations	(43)	(1,224)	750	(3,712)

Interest income	419	621	915	1,493

Income (loss) before taxes	376	(603)	1,665	(2,219)

Income tax expense	(129)	—	(405)	—

Net income (loss)	$247	$(603)	$1,260	$(2,219)

Net income (loss) per weighted average share, basic	$0.01	$(0.02)	$0.04	$(0.07)

Weighted average shares, basic	30,729	30,434	30,688	30,389

Net income (loss) per weighted average share, diluted	$0.01	$(0.02)	$0.04	$(0.07)

Weighted average shares, diluted	32,840	30,434	32,634	30,389

COMPELLENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2009	2008
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$33,142	$51,989
Short-term investments	32,757	29,146
Accounts receivable, net	29,449	19,167
Inventories, net	3,497	3,564
Other current assets	2,793	1,592

Total current assets	101,638	105,458

Long-term investments	38,743	19,153
Property and equipment, net	4,227	3,446

Total assets	$144,608	$128,057

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$8,255	$2,885
Accrued compensation	4,176	4,834
Accrued liabilities	1,185	1,480
Deferred revenue, current	20,108	15,128

Total current liabilities	33,724	24,327

Deferred revenue, non-current	8,509	5,464

Stockholders’ equity	102,375	98,266

Total liabilities and stockholders’ equity	$144,608	$128,057

COMPELLENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Six Months
	Ended June 30,
	2009	2008
	(unaudited)
Operating activities
Net income (loss)	$1,260	$(2,219)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	1,076	700
Stock-based compensation expense	2,075	990
Changes in operating assets and liabilities	1,071	390

Net cash provided by (used in) operating activities	5,482	(139)

Investing activities
Purchases of property and equipment	(1,857)	(1,227)
Purchases of investments, net	(23,105)	(24,525)

Net cash used in investing activities	(24,962)	(25,752)

Net cash provided by financing activities	633	535

Net decrease in cash and cash equivalents	(18,847)	(25,356)

Cash and cash equivalents, beginning of period	51,989	82,382

Cash and cash equivalents, end of period	$33,142	$57,026

COMPELLENT TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURE
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
	(unaudited)
GAAP net income (loss)	$247	$(603)	$1,260	$(2,219)

Stock-based compensation expense:
Cost of product	12	53	26	87
Cost of support and services	75	—	138	—
Sales and marketing	544	243	893	435
Research and development	267	106	413	194
General and administrative	389	135	605	274

Total stock-based compensation expense	1,287	537	2,075	990

Non-GAAP net income (loss), adjusted for stock-based compensation expense	$1,534	$(66)	$3,335	$(1,229)

Non-GAAP net income (loss) per weighted average share, diluted, adjusted for stock-based compensation expense	$0.05	$(0.00)	$0.10	$(0.04)

Weighted average shares, diluted	32,840	30,434	32,634	30,389